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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-100553 and 333-141038), and on Form S-3 (Nos. 333-121088, 333-31268, 333-85279, 333-88097 and 333-95841) of Casella Waste Systems, Inc. of our report dated June 21, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects to discontinued operations discussed in Note 17 as to which the date is June 20, 2008, relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
June 20, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM